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                                                                    Exhibit 23.4

                        [LETTERHEAD OF RP FINANCIAL, LC.]

                                                                    June 6, 2003

Board of Trustees
Keystone Savings Bank
90 Highland Avenue
Bethlehem, Pennsylvania 18017

Members of the Board of Trustees:

     We hereby consent to the use of our firm's name in the Form S-1 Registration Statement for KNBT Bancorp, Inc. and any amendments thereto, and in the Application for Conversion of Keystone Saving Bank, Bethlehem, Pennsylvania and any amendments thereto. We also hereby consent to the inclusion of, summary of and references to our Appraisal and our statement concerning subscription rights in such filings including the prospectus of KNBT Bancorp, Inc.

                                                          Sincerely,

                                                          RP FINANCIAL, LC.

                                                          /s/ Gregory E. Dunn

                                                          Gregory E. Dunn
                                                          Senior Vice President